UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

Paladin Realty Income Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROXY STATEMENT AND NOTICE OF

2007

ANNUAL SHAREHOLDERS MEETING

10880 Wilshire Boulevard, Suite 1400 Los Angeles, California 90024 April 30, 2007

To our Shareholders:

It is our pleasure to invite you to attend our 2007 Annual Meeting of Shareholders, which will be held on Tuesday, June 19, 2007, at our headquarters at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024. The 2007 Annual Meeting will start at 10:00 a.m., local time.

The ballot for the 2007 Annual Meeting, to which this proxy statement relates, includes a company proposal for the election of the full board of directors to serve until the 2008 Annual Meeting. The board of directors of the Company has fixed the close of business on April 30, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. If you will need special assistance at the meeting because of a disability, please contact Frederick Gortner at (310) 996-8700.

Please note that you will need to show that you are a shareholder of Paladin Realty Income Properties, Inc. to attend the 2007 Annual Meeting. Your admission card is included with this proxy statement, and you will need to bring that card with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification. You will be able to attend the meeting only if you have either an admission card or proof that you own Paladin REIT stock.

Whether or not you plan to attend our annual meeting, you can make certain that your shares are represented at the meeting by promptly completing, signing and returning the enclosed proxy card.

Thank you for your support.

Sincerely,

/s/ James R. Worms
James R. Worms
President and Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

Time:	10:00 a.m. on Tuesday, June 19, 2007

Place:	10880 Wilshire Boulevard, Suite 1400 Los Angeles, California 90024

Items of Business:	(1) To elect the full board of directors.

(2) To transact other business properly coming before the meeting or any adjournment thereof.

Who Can Vote:	You can vote if you were a shareholder of record of our common stock, par value $.01 per share, on April 30, 2007.

Annual Report:	A copy of our 2006 Annual Report on Form 10-K is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about Monday, April 30, 2007.

By Order of the Board of Directors

Michael B. Lenard, Executive Vice President, Secretary and Counselor

i

ABOUT THE MEETING

What am I voting on?

You will be voting on the following:

•	To elect the full board of directors; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

No cumulative rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Who is entitled to vote?

You may vote if you owned our common stock, par value $.01 per share, as of the close of business on April 30, 2007, the record date. Each share of common stock is entitled to one vote. As of April 30, 2007, we had 1,386,765 shares of common stock outstanding including shares of restricted stock held by our independent directors.

How do I vote if I do not plan to attend the meeting?

Whether or not you plan to attend the annual meeting, you can arrange for your shares to be voted at the meeting by completing, signing and returning the enclosed proxy card. Please see the enclosed materials for additional details.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in the name of your broker or another nominee, you may not vote the shares at the meeting unless you obtain a signed proxy from the record holder. Even if you plan to attend the meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors is a routine matter.

If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters.

A brokerage firm cannot vote customers’ shares on non-routine matters. Therefore, if your shares are held through a brokerage account and you do not vote your proxy, your shares will not be voted on non-routine matters. These broker “non-votes” are counted for purposes of establishing a quorum; however, they are neither counted as votes cast for or against a non-routine matter presented for shareholder consideration and, as a result, have no effect on the outcome of the vote.

Can I change my vote after I return my proxy card?

You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the meeting, (2) providing a written notice to Michael B. Lenard, Executive Vice President, Secretary and Counselor, revoking your proxy or (3) voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted “For” the election of the director nominees named on pages 4 - 6 of this proxy statement.

How can I attend the meeting?

The annual meeting is open to all holders of our common stock. To attend the meeting, you will need to bring evidence of your stock ownership. Your admission card is included with this proxy statement, and you will need to bring it with you to the meeting, together with valid picture identification.

May shareholders ask questions at the meeting?

Yes. Representatives of Paladin Realty Income Properties, Inc., which we refer to as the “Company” or “Paladin REIT” throughout this proxy statement, will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

ABOUT THE MEETING

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting in person or if you properly return the enclosed proxy card. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of April 30, 2007 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

Each nominee must receive the “For” vote of a majority of the shares represented at the meeting in order to be elected. A proxy card marked “Withhold Authority” for a nominee will have the same effect as a vote against that nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

BOARD OF DIRECTORS INFORMATION

What is the makeup of the board of directors and how often are members elected?

Our board of directors currently has seven members, all seven of whom are up for election. Each director stands for election each year. Even though our shares are not listed on the New York Stock Exchange (“NYSE”) or any other national securities exchange, our board of directors has determined that the following members of our board of directors are independent under the NYSE rules including: Harold H. Greene, Harvey Lenkin, Michael L. Meyer and Christopher H. Volk. In addition, we have determined that these directors are independent pursuant to the definition of independence in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted on September 29, 1993, which we refer to as the “NASAA Guidelines.”

Are any directors not standing for re-election?

No. Each of the current members of our board of directors is standing for re-election.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies voted in favor of the original nominee will be voted for a substitute director nominated by the board of directors.

How often did the board meet in fiscal 2006?

In fiscal 2006, the board of directors met 6 times and acted by written consent one time. Each director attended at least 75% of the meetings of the board and of the committees of which he or she was a member in fiscal 2006.

Does Paladin REIT have a policy with regard to board members’ attendance at annual meetings?

Our directors are encouraged, but not required, to attend the annual shareholders meeting. Three directors attended our 2006 Annual Meeting of Shareholders.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on the proxy card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2008 Annual Meeting of Shareholders and until their successors are elected are:

James R. Worms, age 61, has served as our President and Chief Executive Officer and also as one of our directors since October 2003. Mr. Worms is also the President of Paladin Advisors, and the President, Manager and a management committee member of Paladin Realty Partners, LLC, which we refer to as “Paladin Realty.” Paladin Realty is our sponsor and the managing member of Paladin Advisors. Mr. Worms directs the strategy, administration and operations of these entities and is also involved in the origination, structuring and management of their investments.

Prior to joining the predecessor of Paladin Realty in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms has served on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry which was acquired by an affiliate of Blackstone in 2006. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

Michael B. Lenard, age 51, has served as our Executive Vice President, Secretary and Counselor and also as one of our directors since October 2003. Mr. Lenard is also an Executive Vice President and Counselor of Paladin Advisors and a Counselor, Manager, Executive Vice President and management committee member of Paladin Realty. Mr. Lenard is involved in these entities’ operations and administration, including originating new investments, negotiating joint ventures and managing and disposing of assets, as well as managing legal issues for them.

Prior to joining the predecessor of Paladin Realty in 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins, working in its Corporate Department with a special emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures. He has been a member of various industry organizations, including the Urban Land Institute.

Mr. Lenard has served in a variety of leadership positions in Olympic and international sport for over twenty years. He served for eight years as a Vice President of the United States Olympic Committee, or the USOC, and on the Board of Directors of the Atlanta Committee for the Olympic Games. More recently, he served as the Chair of the USOC’s Key Strategies Task Force and as the Special Advisor for Business Affairs to the USOC President. Currently, he is one of twenty worldwide members of the Swiss-based international body that oversees and operates the court that adjudicates Olympic and international sports disputes. A 1984 Olympian, in addition to other competitive honors and medals, Mr. Lenard was a seven time National Champion in Team Handball and Team Handball Athlete of the Year for 1985 and USOC SportsMan of the Year in Team Handball in 1985.

Mr. Lenard attended New York University Law School and University of Southern California Law School, and graduated from the latter with a Juris Doctor degree and was a member of the Order of the Coif and Law Review. He graduated with distinction from the University of Wisconsin with a Bachelor’s degree in Business Administration in both Accounting and Finance, where he was inducted into the Phi Kappa Phi and Beta Gamma Sigma national scholastic honor societies.

John A. Gerson, age 58, has served as our Chief Financial Officer and an Executive Vice President and also as one of our directors since February 2004. He is also an Executive Vice President and Chief Financial Officer of Paladin Advisors and Chief Financial Officer, Executive Vice President, Manager and management committee member of Paladin Realty. He directs these entities’ finance and accounting activities.

Prior to joining Paladin Realty in 1999, Mr. Gerson was Chief Financial Officer of Kohlberg Kravis Roberts & Co., or KKR, a major management buyout firm with more than $10 billion in invested equity capital, from 1985 to 1996. He was responsible for KKR’s banking and financing needs, the firm’s reporting systems, senior liaison contact with investors and management of the firm’s treasury and general partners’ investments. From 1982 to 1985, he was Vice President and Deputy Controller of Societé Generale’s U.S. operations, directing all financial accounting and reporting systems of their U.S. business unit. From 1980 to 1982, he was Chief Financial Officer of Wells Fargo Bank International, a $500 million multi-branch international banking subsidiary of Wells Fargo International Bank. Mr. Gerson started his career as Assistant Controller and Assistant Vice President of Irving Leasing Corporation, an equipment leasing and financing subsidiary of Irving Trust Company, after serving as an audit supervisor for Peat, Marwick, Mitchell & Co.

Mr. Gerson is a trustee of Pace University and a member of the American Institute of Certified Public Accountants and the New York State and New Jersey Society of Certified Public Accountants. He graduated from Pace University with a Bachelor’s degree in Business Administration.

Harold H. Greene, age 67, has served as one of our directors since February 2004. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he held responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene is a director of William Lyon Homes, a builder of new luxury and single family home communities in Northern and Southern California including San Diego. Mr. Greene is also a director of NNN Realty Advisors, Inc., an advisor to REITs, investment funds and TIC Funds.

Mr. Greene graduated from UCLA with a Bachelor’s degree in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School and the Southwest Graduate School of Banking at Southern Methodist University.

Harvey Lenkin, age 69, has served as one of our directors since February 2004. Mr. Lenkin served as President and Chief Operating Officer and as a director of Public Storage, Inc. from November 1991 until his retirement on June 30, 2005. He continues to serve as a director of Public Storage, Inc. Public Storage, Inc. is a real estate investment trust that primarily acquires, develops, owns and operates storage facilities. Mr. Lenkin has been employed in various capacities by Public Storage, Inc. for twenty-six years. Since March 1998, Mr.Lenkin has been a director of PS Business Parks, Inc., an affiliate of Public Storage, Inc. that is a real estate investment trust that acquires primarily industrial, office, retail and flex properties. Mr. Lenkin was President of PS Business Parks, Inc. from 1990 until March of 1998. Mr. Lenkin has served a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc.

Mr. Lenkin graduated from UCLA with a bachelor’s degree in education.

Michael L. Meyer, age 67, has served as one of our directors since February 2004. Mr. Meyer is a private real estate investor and since October 1999 has been the Chief Executive Officer of Michael L. Meyer Company, which is a principal of and/or manager of real estate entities and provides those entities with property acquisition financing and management services and advice. From 1998 until 2002, Mr. Meyer has also been a Principal in TransPac Partners LLC and Pacific Capital Investors, entities which invest in Japanese real estate assets. From 2000 to 2003, Mr. Meyer was a principal in Advantage 4 LLC, a provider of telecommunications systems for real estate projects. From 1974 to 1998, Mr. Meyer was Managing Partner—Orange County with E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director of City National Bank and City National Corporation.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer is a graduate of the University of Iowa.

Christopher H. Volk, age 49, has served as one of our directors since February 2004. Since September 2005, Mr. Volk has served as President and Chief Executive Officer and a director of Spirit Finance Corporation, a Scottsdale, Arizona-based real estate investment trust that specializes in providing financing for single tenant, operationally-essential real estate, which he co-founded in 2003. From August 2003 through September 2005, Mr. Volk served as President, Chief Operating Officer and a director of Spirit Finance Corporation. From 1986 until August 2001, Mr. Volk was President and Chief Operating Officer and a member of the board of directors of Franchise Finance Corporation of America, a NYSE-listed real estate investment trust that focused on providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets, and from August 2001 to December 2002 served as Chief Operating Officer of its successor, GE Franchise Finance.

Mr. Volk has been widely published in areas of finance, credit analysis and evaluation and has frequently served as a guest lecturer and conference speaker. Mr. Volk graduated from Washington and Lee University with a Bachelor’s degree and from Georgia State University with a Masters degree in Business Administration.

OUR BOARD OF DIRECTORS

RECOMMENDS THAT YOU

VOTE FOR THE ELECTION OF

THESE DIRECTORS

BOARD OF DIRECTORS COMMITTEES

What are the committees of the board?

Our board of directors has the following committees:

NAME OF COMMITTEE AND MEMBERS	PRIMARY FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS/ CONSENT ACTIONS IN FISCAL 2006
Audit Committee (1): Michael L. Meyer (chairman) Harold H. Greene Harvey Lenkin Christopher H. Volk	Under our Audit Committee Charter, our Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our Audit Committee Charter, the Audit Committee will always be comprised solely of independent directors.	6

Corporate Governance Committee (2): Christopher H. Volk (chairman) Harold H. Greene Harvey Lenkin	Our board of directors has established a Corporate Governance Committee. The Corporate Governance Committee is responsible for: • reviewing the selection criteria for directors and reviewing the selection of nominees to serve as directors; • evaluating the performance of the board; and • developing, reviewing, evaluating and making recommendations to the board with respect to corporate governance.	1

(1)	Paladin REIT has a separately designated Audit Committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended. Our board of directors has determined that all of the audit committee members are independent within the meaning of the applicable Securities and Exchange Commission (“SEC”) rules. Even though our shares are not listed on the NYSE, our board of directors has determined that all of the audit committee members are independent under the NYSE rules for purposes of the proxy rules. Our board of directors has determined that Mr. Meyer is an audit committee financial expert within the meaning of applicable SEC rules.
(2)	Even though our shares are not listed on the NYSE, our board of directors has determined that all of the Corporate Governance Committee members are independent under the NYSE rules for purposes of the proxy rules. Our Corporate Governance Committee also met in 2007 to nominate the candidates appearing in this proxy statement to serve as directors of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our only existing equity compensation plan as of December 31, 2006, which is the Independent Director Incentive Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:
Independent Director Incentive Stock Plan	12,000	$0	48,000
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	12,000	$0	48,000

(1)	On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date that we reached our minimum offering.

EXECUTIVE COMPENSATION

We currently have no employees. Our day-to-day management functions are performed by Paladin Advisors, LLC, and related affiliates. Our executive officers are all employees of Paladin Advisors and our sponsor, Paladin Realty Partners, LLC. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees paid to Paladin Advisors and other affiliated companies.

DIRECTOR COMPENSATION - FISCAL 2006

The following table sets forth the compensation paid to our independent directors in 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Harold H. Greene	38,500	10,795	49,295
Harvey Lenkin	39,000	10,795	49,795
Michael L. Meyer	39,000	10,795	49,795
Christopher H. Volk	34,000	10,795	44,795

(1)	The amounts shown in this column include cash payments for attendance at Board and committee meetings and annual cash retainers.
(2)	This column represents the compensation expense recognized for financial statement reporting purposes in 2006, in accordance with FAS 123R, for restricted stock granted in 2006. The grant date fair value for each restricted stock award was $30,000. For a discussion of the restricted stock awards reported in this column, see Note 2 of Notes to Consolidated Financial Statements provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 As of December 31, 2006, there were 3,000 shares of restricted stock outstanding for each director listed above.

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each conference call they participate on pursuant to our request. Upon initial election to the board, we grant each independent director 3,000 shares of restricted stock. One-third of the independent director restricted stock will vest on each of the first three anniversaries of the date of grant. We have reserved 60,000 shares of common stock for stock grants to be granted to the independent directors pursuant to our Independent Director Incentive Stock Plan, which we refer to as the “incentive stock plan.” All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Our independent directors participate in the consideration of director compensation.

On March 21, 2006, we granted 3,000 restricted common shares to each of our four independent directors pursuant to our 2005 Independent Director Incentive Stock Plan. One-third of the independent director restricted stock will vest on each of the first three anniversaries of December 2, 2005, the date that we reached our minimum offering.

AUDIT COMMITTEE REPORT, INDEPENDENCE AND AUDIT FEES

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the committee are Michael L. Meyer, who is the Chair, Harold H. Greene, Harvey Lenkin and Christopher H. Volk.

Our board of directors has determined that Mr. Meyer is an audit committee financial expert within the meaning of applicable SEC rules.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter adopted by our board that sets forth the responsibilities and duties, as well as requirements for the committee’s composition and meetings. The Audit Committee charter is available on our website at www.paladinREIT.com.

What is the relationship between the Audit Committee, our management and the independent registered public accounting firm?

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing, and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

Who is the Company’s independent registered public accounting firm?

KPMG LLP is the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our shareholders.

What has the Audit Committee done with regard to our audited financial statements for fiscal 2006?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with our management;

•	been provided with management’s representation to the Audit Committee that the our financial statements have been prepared in accordance with generally accepted accounting principles; and

•

discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s registered public accounting firm?

The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee has discussed with KPMG LLP that firm’s independence.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2006?

Based upon and in reliance on the representations of and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Has the Audit Committee reviewed the fees paid to the independent auditors?

The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during fiscal 2006 for audit and non-audit services, which are set forth in this proxy statement under “Fees Paid to Independent Registered Public Accounting Firms,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

Is the Audit Committee required to pre-approve all services provided by the independent registered public accounting firm?

Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent auditors and will not approve any services that are not permitted by SEC rules.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Michael L. Meyer, Chair

Harold H. Greene

Harvey Lenkin

Christopher H. Volk

AUDIT COMMITTEE INDEPENDENCE

Our board of directors has determined that each member of the Audit Committee is independent within the meaning of the applicable SEC rules. Even though our shares are not listed on the NYSE, our board of directors has also determined that all of the independent members of our board of directors are independent under the NYSE rules.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Paladin REIT and/or Paladin Advisors incurred the following fees relating to services provided by KPMG LLP.

Audit Fees

Audit services (annual financial statement audit, quarterly reviews and registration statements) aggregated to $224,300 and $118,000 in 2006 and 2005, respectively.

Audit-Related Fees

None.

Tax Fees

We paid KPMG approximately $48,150 and $10,300 for tax services in 2006 and 2005, respectively. Approximately $30,050 and $7,800 of these fees were related to tax compliance and $18,100 and $2,500 were related to tax consulting in connection with our acquisitions in 2006 and 2005, respectively.

All Other Fees

None.

CORPORATE GOVERNANCE COMMITTEE

Christopher H. Volk is the chairman and Harold H. Greene and Harvey Lenkin are members of our Corporate Governance Committee. We have posted the Corporate Governance Committee’s charter on our website at www.paladinREIT.com. Even though our shares are not listed on the NYSE, our board of directors has also determined that all of the independent members of our board of directors are independent under the NYSE rules.

The Corporate Governance Committee assists the board in fulfilling its corporate governance duties by providing oversight of board and committee composition and practices, providing oversight of the Company’s corporate governance practices and developing and recommending other relevant policies and procedures. The Corporate Governance Committee’s primary duties and responsibilities are to (1) review the selection criteria for directors and the selection of nominees to serve as directors; (2) to evaluate the performance of the board; and (3) to develop, review, evaluate and make recommendations to the board with respect to corporate governance issues.

The Corporate Governance Committee establishes criteria for evaluating persons to be nominated for election to our board of directors and its committees. Pursuant to our Articles of Incorporation, nominees to our board of directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets to be acquired by us, and at least one independent director must have three years of direct experience in acquiring or managing the type of real estate assets to be acquired by us. We do not set additional specific criteria for directors but believe that candidates should show evidence of leadership in their particular field, have broad experience and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the shareholders. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time.

The Corporate Governance Committee has not adopted a specific policy regarding the consideration of shareholder director nominees, but its general policy is to welcome future nominees recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee to become nominees for election to our board of directors may do so by submitting a written recommendation to Paladin Realty Income Properties, Inc., Attention: Investor Relations, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any) for the Corporate Governance Committee to consider. The Corporate Governance Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a shareholder.

The Corporate Governance Committee’s process for selecting nominees begins with an evaluation of the performance of incumbent directors and a determination of whether our board of directors or its committees have specific unfulfilled needs. The Corporate Governance Committee then considers nominees identified by the Committee, other directors, our executive officers and shareholders, and in the future the Committee may engage a third party search firm to assist in identifying candidates. This consideration includes determining whether a candidate qualifies as “independent” under the various standards applicable to the board of directors and its committees.

The Corporate Governance Committee then selects nominees to recommend to our board of directors, which considers and makes the final selection of director nominees and directors to serve on its committees.

STOCK OWNERSHIP

The following table shows, as of March 31, 2007, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) each director, (2) each executive officer and (3) all directors and executive officers as a group. As of March 31, 2007, there were no beneficial owners of more than 5% of our outstanding common shares. The percentage of common stock beneficially owned are based on 1,225,199 shares of our common stock outstanding as of March 31, 2007.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number of Common Shares	Percentage of Class
James R. Worms (3)	500	*	%
Michael B. Lenard	—	—
John A. Gerson	—	—
Harold H. Greene (4)	3,181	*	%
Harvey Lenkin (4)	3,181	*	%
Michael L. Meyer (4)	3,181	*	%
Christopher H. Volk (4)	3,181	*	%
All directors and executive officers as a group (3)(4)	13,224	1.1%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our common stock.
(1)	Under Securities and Exchange Committee rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	The address of each person listed is c/o Paladin Realty Income Properties, Inc., 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.
(3)	Represents 500 common shares owned directly by Paladin Realty Partners, LLC. James R. Worms, as President and Manager of Paladin Realty, may be deemed to be the beneficial owner of these common shares.
(4)	Includes 3,000 shares of restricted stock that were granted under our independent director incentive stock plan as of March 21, 2006. Forfeiture conditions lapse with respect to one-third of the restricted stock each year on each of first three anniversaries of December 2, 2005, the date that we reached the minimum offering. Also includes 500 common shares owned directly by Paladin Realty Partners, LLC as described in note 3 above.

GENERAL

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers.

Certain Relationships and Related Party Transactions

Paladin Realty Advisors, LLC

Paladin Realty Advisors, LLC, which we refer to as “Paladin Advisors”, is our advisor and, as such, supervises and manages our day-to-day operations and selects our real estate and real estate related investments, subject to oversight by our board of directors. Paladin Advisors also provides marketing, sales and client services on our behalf. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty Partners, LLC. All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners and/or members of Paladin Realty and other affiliates of Paladin Advisors.

We pay Paladin Advisors the following under the Advisory Agreement:

•

We reimburse organization and offering expenses in an amount up to 3.0% of gross offering proceeds, which include actual legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Paladin Advisors or Prospect Financial Advisors LLC, our current dealer manager, for all marketing related costs and expenses, including but not limited to, expenses relating to registering and marketing and organization costs, travel and entertainment expenses, technology costs and expenses attributable to the offering, and payment or reimbursement of bona fide due diligence expenses. As of December 31, 2006, Paladin Advisors had paid $4,018,284 of organization and offering costs on our behalf. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer all of these fees (without interest).

•

We reimburse the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities.

•

We reimburse administrative services including personnel costs, provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which Paladin Advisors receives a separate fee.

•

We reimburse acquisition expenses of up to 0.5% of (1) the contract price of real estate we acquire directly or through joint ventures or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment; acquisition expenses are defined to include expenses related to the selection and acquisition of real estate and real estate related investments, whether or not acquired.

•

We pay Paladin Advisors acquisition and advisory fees consisting of 2.75% of (1) the contract purchase price for a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 5.5% of the funds we advance with respect to the investment. As of December 31, 2006, Paladin Advisors was entitled to $578,498 in acquisition and advisory fees related to our investments. Paladin Advisors has elected to defer all of these fees (without interest).

•

We pay Paladin Advisors an annual asset management fee that is payable monthly in an amount equal to one-twelfth of 0.6% of (1) the contract purchase price of a property acquired directly or through a joint venture or (2) with respect to real estate related investments, the appraised value of the underlying property, not to exceed 1.2% of the funds we advance with respect to the investment. Paladin Advisors receives this fee for supervising the management, leasing, development and construction services provided for our properties by third parties and for the management of real estate related investments.

General and Administrative Expenses

As of December 31, 2006, Paladin Advisors and its affiliates had incurred $1,292,517 in general and administrative expenses on our behalf. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has elected to defer (without interest) receipt of all of these expenses.

2%/25% Rule

Pursuant to the Advisory Agreement, Paladin Advisors is entitled to reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates for which they do not otherwise receive a fee. We will not reimburse Paladin Advisors for operating expenses that in the fiscal year then ended exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income (the “2%/25% Rule), and Paladin Advisors must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Rule in the previous four consecutive fiscal quarters (the “Expense Period”).

Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all expenses incurred by us under general accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP.

Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any Expense Period for which total operating expenses exceed the 2%/25% Rule, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliate, as applicable may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates. During the Expense Period ended December 31, 2006, our operating expenses including expenses incurred on behalf of us by Paladin Advisors and its affiliates exceeded the 2%/25% Rule by $673,809. In accordance with the Advisory Agreement, we recognize on a quarterly basis amounts not exceeding the 2%/25% Rule.

Ownership Interest

On November 26, 2003, Paladin Realty, an affiliate of Paladin Advisors, purchased 500 shares of common stock for an aggregate of $5,000 and was admitted as our initial stockholder. On October 31, 2003, we formed Paladin Realty Income Properties, L.P. On November 26, 2003, we and Paladin Advisors each made initial capital contributions to Paladin OP of $5,000. We used the proceeds from our sale of stock to Paladin Realty to make such capital contribution to Paladin OP.

On June 23, 2004, Paladin Advisors made an additional capital contribution to Paladin OP of $195,000, such that its aggregate capital contribution is $200,000. During 2005 and 2006, we contributed the proceeds from the sale of our common stock in the offering to Paladin OP as additional capital contributions. As of December 31, 2006 and 2005, Paladin Advisors holds a 2.4% and 10.5% limited partnership interest, respectively, and Paladin REIT holds a 97.6% and 89.5% general partnership interest, respectively, in Paladin OP. Management expects our ownership percentage in Paladin OP to continue to increase as we continue to invest net proceeds from the Offering in Paladin OP.

Paladin Advisors’ ownership interest in Paladin OP entitles it to a subordinated participation interest in addition to its right to participate with other limited partners on a proportionate basis in distributions to limited partners. The subordinated participation interest entitles Paladin Advisors to receive a cash distribution under the three circumstances (1) Subordinated Distribution of Net Sales Proceeds—Payable only if Paladin REIT is not listed on a national securities exchange or the NASDAQ National Market and Paladin Advisors is serving as Paladin REIT’s advisor; (2) Subordinated Distribution Upon Listing—Payable only if Paladin REIT is listed on a national securities exchange or the NASDAQ National Market; and (3) Subordinated Distribution Upon Termination—Payable upon termination of Paladin Advisors as Paladin REIT’s advisor (other than for cause) only if Paladin REIT has not paid the Subordinated Distribution Upon Listing.

Dealer Manager

The current dealer manger for this offering is Prospect Financial Advisors, LLC, a licensed broker-dealer registered with the NASD. We plan to transition the dealer manager duties for this offering to a wholly owned affiliate of Paladin Advisors that will be a licensed broker-dealer registered with the NASD, which we refer to as “Paladin Securities.” As the dealer manager for the offering, Paladin Securities would be entitled to the dealer manager fee, sales commissions and reimbursements to the dealer manager currently in place with respect to Prospect Financial Advisors, LLC. In connection with transitioning the dealer manager duties to Paladin Securities, we would enter into a dealer manager agreement with Paladin Securities on the same terms as the current dealer manager agreement with Prospect Financial Advisors, LLC, which agreement would first be approved by a majority of our independent directors as fair, competitive and commercial reasonably to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The current dealer manager agreement with Prospect Financial Advisors, LLC provides for the following compensation:

•

Selling Commissions—7.0% of gross offering proceeds from sales to the public and 4.0% of gross offering proceeds received from our dividend reinvestment plan, all of which may be reallowed to participating broker-dealers.

•

Dealer Manager Fee—2.5% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. The dealer manager fee will not be charged on shares sold under our dividend reinvestment program. We reimburse the actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of securities.

•

Expense Reimbursement—we will reimburse the dealer manager and participating broker-dealers for bona fide due diligence expenses, not to exceed 0.5% of gross offering proceeds in the aggregate. These due diligence expenses will not include legal fees or expenses or out-of-pocket expenses incurred in connection with soliciting broker-dealers to participate in this offering. We will also reimburse our dealer manager for legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor educational meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars.

Loans from Paladin Realty Partners, LLC

Our sponsor, Paladin Realty has provided financing for each of our current investments in real estate by loaning proceeds of a loan with a third party bank to us on substantially similar terms. James R. Worms, our President and Chief Executive Officer, John A. Gerson,our Chief Financial Officer and an Executive Vice President and Michael B. Lenard, our Executive Vice President, Secretary and Counselor have personally guaranteed each of the loans with the third party bank. We have entered into notes payable with Paladin Realty with respect to each of these loans. The table below shows such transactions entered into since the beginning of our last fiscal year:

	Largest Amount of Principal Outstanding during 2006	Amount Outstanding as of March 31, 2007	Amount of principal paid from January 1, 2006 - March 31, 2007	Amount of Interest paid from January 1, 2006 - March 31, 2007	Interest Rate
Note dated December 1, 2006 ($2 million principal amount)	$2,000,000	$1,150,000	$850,000	$39,146	LIBOR + 2.5%*
Note dated December 1, 2006 ($1.1 million principal amount)	$1,100,000	—	$1,100,000	$10,081	LIBOR + 2.5%*
Note dated June 1, 2006 ($3.1 million principal amount)	$3,100,000	—	$3,100,000	$96,536	LIBOR + 2.5%*

*	7.8% as of March 31, 2007

We may not borrow money from any of our directors or from Paladin Advisors and its affiliates unless such loan is approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. The independent directors of our board of directors determined that these notes were fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated third parties under the same circumstances.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership on Forms 3, 4 and 5. Officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon our review of the copies of such forms that we received, and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Policies Regarding Certain Relationships and Related Party Transactions

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with Paladin Advisors, our directors or their respective affiliates. The types of transactions covered by these policies are described in detail in our Prospectus dated February 28, 2005 under the heading “Conflicts of Interest—Certain Conflict Resolution Restrictions and Procedures.” Each of the restrictions and procedures that applies to transactions with Paladin Advisors and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Paladin Advisors and its affiliates. Under the restrictions, these transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction.

We have also adopted a Code of Business Conduct & Ethics that applies to each of our officers and directors and each of the officers, managers, principals and real estate professionals of Paladin Realty Partners, LLC and Paladin Realty Advisors, LLC (the “Covered Persons”). The Code of Business Conduct & Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the Covered Persons, Paladin Realty, Paladin Advisors and their affiliates. A copy of the Code of Business Conduct & Ethics is available on our website at www.paladinreit.com. A waiver of the Code of Business Conduct & Ethics requires approval by a majority of the independent directors of our board of directors that are not otherwise interested in the transaction with respect to real property transactions, issuance of preferred stock and certain investment opportunities. A waiver of any other provision of the Code of Business Conduct & Ethics requires approval by a majority of the members of our Audit Committee.

Shareholder Proposals

To be considered for inclusion in the proxy statement for our 2008 Annual Meeting, shareholder proposals, including the nomination of a director, must be submitted in writing by December 1, 2007. All written proposals should be submitted to Michael B. Lenard, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024.

In accordance with Exchange Act Rule 14a-4(c), the holders of the proxies solicited by the Board of Directors in connection with the 2008 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including, without limitation, on any matter coming before the meeting as to which Paladin REIT does not have notice on or before March 13, 2008.

Shareholder Communications with our Board of Directors

Our board of directors has adopted a formal process by which shareholders may communicate with our board. Shareholders who wish to communicate with our board of directors may do so by sending written communications addressed to Michael B. Lenard, Attention: Board of Directors, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024.

Solicitation by Board; Expenses of Solicitation

Our board of directors has sent you this proxy statement. Our directors, officers and employees of our advisor may solicit proxies by telephone or in person, without additional compensation. We will pay for the expense of soliciting proxies, including the fees and expenses of brokers and other nominees who forward proxies and proxy materials to our shareholders so they can vote their shares. We have retained Morrow & Co., Inc. to aid in the solicitation of proxies. We will pay Morrow & Co., Inc. fees and expenses of approximately $5,500 relating to the proxy solicitation.

Availability of Form 10-K and Annual Report to Shareholders

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. Additional copies of this Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (not including documents incorporated by reference), are available without charge to shareholders upon written request to Paladin Realty Income Properties, Inc., Attention: Investor Relations, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024, by calling 866-PAL-REIT or are available on our website at www.paladinREIT.com.

Admission Card

You should bring this Admission Card to the Annual Meeting to be admitted. Only the shareholder whose name appears on this card will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 A.M.

PALADIN REALTY INCOME PROPERTIES, INC.

2007 ANNUAL SHAREHOLDERS MEETING

TUESDAY, JUNE 19, 2007, 10:00 A.M., LOCAL TIME

10880 WILSHIRE BOULEVARD, SUITE 1400

LOS ANGELES, CALIFORNIA 90024

Detach and return Proxy Card; retain Admission Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALADIN REALTY INCOME PROPERTIES, INC.

The undersigned hereby appoints James R. Worms and Michael B. Lenard, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $.01 per share, of Paladin Realty Income Properties, Inc. that the undersigned would be entitled to vote on the matters described in the accompanying Proxy Statement and Notice of 2007 Annual Shareholders Meeting, receipt of which is hereby acknowledged, and upon any other business which may properly come before the Annual Meeting to be held at 10880 Wilshire Boulevard, Los Angeles, California, on Tuesday, June 19, 2007 at 10:00 a.m., local time, or any adjournment thereof.

The proxies shall vote subject to the directions indicated on this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the Annual Meeting or any adjournment thereof. The proxies will vote as the board of directors recommends where a choice has not been specified. If you wish to vote in accordance with the recommendations of the board of directors, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign, date and return this proxy card.

(Continued and to be dated and signed on reverse side)

Detach and return Proxy Card; retain Admission Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR ITEM 1

Please mark your votes as indicated in this example: ☒

1. Election of Directors.

☐	FOR all nominees listed below		☐		WITHHOLD AUTHORITY to vote for all nominees listed below		☐	*EXCEPTIONS
Nominees:	(01)	James R. Worms	(02)	Michael B. Lenard	(03)	John A. Gerson
	(04)	Harold H. Greene	(05)	Harvey Lenkin	(06)	Michael L. Meyer
	(07)	Christopher H. Volk

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “EXCEPTIONS” box and write that nominee’s name on the space provided below.)

*EXCEPTIONS:

Please sign EXACTLY as your name(s) appears hereon. If shares are held jointly, each joint owner should sign. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareholder is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person.

Dated: , 2007

Signature

Signature

This proxy, if properly executed and delivered, will revoke all prior proxies.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.